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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                      October 1, 1998 (September 29, 1998)



                              GLIMCHER REALTY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Maryland                      1-12482                 31-1390518
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(STATE OR OTHER JURISDICTION OF       (COMMISSION            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        FILE NUMBER)           IDENTIFICATION NO.)



         20 South Third Street, Columbus, Ohio                       43215
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        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

Registrant's telephone number, including area code (614) 621-9000
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.


             On September 15, 1998, Glimcher Lloyd Venture, LLC, a Delaware limited liability company of which the managing member is a wholly owned subsidiary of Glimcher Realty Trust (the "Company") and of which the only other member is Glimcher Properties Limited Partnership (the "Operating Partnership") acquired Lloyd Center Mall ("Lloyd") from SI-Lloyd Associates Limited Partnership and LGM Partners. Lloyd is located in Portland, Oregon and contains approximately 1.5 million square feet of gross leasable area. The purchase price for Lloyd was approximately $166.8 million and was paid in cash. The funds to pay the purchase price were obtained from the proceeds of (i) a loan of $130.0 million made by Archon Financial, L.P., secured by a first mortgage lien on Lloyd, bearing interest at the rate of LIBOR (approximately 5.59% at September 15, 1998), plus 125 basis points per annum with a maturity in October 2001, (ii) a bridge loan of $10.0 million, bearing interest at the rate of LIBOR (approximately 5.59% at September 15, 1998), plus 550 basis points per annum with a maturity in November 1998 and (iii) the borrowing of approximately $26.8 million under the Operating Partnership's credit facility which currently bears interest at a rate of LIBOR plus 160 basis points per annum.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 1, 1998



                                            GLIMCHER REALTY TRUST



                                            By: /s/ GEORGE A. SCHMIDT
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                                                 George A. Schmidt,
                                                 Senior Vice President,
                                                 General Counsel & Secretary